3Q TWENTY25 INVESTOR PRESENTATION ORIGIN BANCORP, INC.

2 FORWARD-LOOKING STATEMENTS AND NON-GAAP MEASURES This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information regarding Origin Bancorp, Inc’s (“Origin”, “we”, “our” or the “Company”) future financial performance, business and growth strategies, projected plans and objectives, and any expected purchases of its outstanding common stock, and related transactions and other projections based on macroeconomic and industry trends, including changes to interest rates by the Federal Reserve and the resulting impact on Origin’s results of operations, estimated forbearance amounts and expectations regarding the Company’s liquidity, including in connection with advances obtained from the FHLB, which are all subject to change and may be inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such changes may be material. Such forward-looking statements are based on various facts and derived utilizing important assumptions and current expectations, estimates and projections about Origin and its subsidiaries, any of which may change over time and some of which may be beyond Origin’s control. Statements or statistics preceded by, followed by or that otherwise include the words “assumes,” “anticipates,” “believes,” “estimates,” “expects,” “foresees,” “intends,” “plans,” “projects,” and similar expressions or future or conditional verbs such as “could,” “may,” “might,” “should,” “will,” and “would” and variations of such terms are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Further, certain factors that could affect Origin’s future results and cause actual results to differ materially from those expressed in the forward- looking statements include, but are not limited to: (1) the impact of current and future economic conditions generally and in the financial services industry, nationally and within Origin’s primary market areas, including the impact of tariffs, as well as the financial stress on borrowers and changes to customer and client behavior as a result of the foregoing; (2) changes in benchmark interest rates and the resulting impacts on net interest income; (3) deterioration of Origin’s asset quality; (4) factors that can impact the performance of Origin’s loan portfolio, including real estate values and liquidity in Origin’s primary market areas; (5) the financial health of Origin’s commercial borrowers and the success of construction projects that Origin finances; (6) changes in the value of collateral securing Origin’s loans; (7) the impact of generative artificial intelligence; (8) Origin’s ability to anticipate interest rate changes and manage interest rate risk; (9) the impact of heightened regulatory requirements, reduced debit interchange and overdraft income and the possibility of facing related adverse business consequences if our total assets grow in excess of $10 billion as of December 31 of any calendar year; (10) the effectiveness of Origin’s risk management framework and quantitative models; (11) Origin’s inability to receive dividends from Origin Bank and to service debt, pay dividends to Origin’s common stockholders, repurchase Origin’s shares of common stock and satisfy obligations as they become due; (12) the impact of labor pressures; (13) changes in Origin’s operation or expansion strategy or Origin’s ability to prudently manage its growth and execute its strategy; (14) changes in management personnel; (15) Origin’s ability to maintain important customer relationships, reputation or otherwise avoid liquidity risks; (16) increasing costs as Origin grows deposits; (17) operational risks associated with Origin’s business; (18) significant turbulence or a disruption in the capital or financial markets and the effect of market disruption and interest rate volatility on our investment securities; (19) increased competition in the financial services industry, particularly from regional and national institutions, as well as from fintech companies; (20) compliance with governmental and regulatory requirements and changes in laws, rules, regulations, interpretations or policies relating to financial institutions; (21) periodic changes to the extensive body of accounting rules and best practices; (22) further government intervention in the U.S. financial system; (23) a deterioration of the credit rating for U.S. long-term sovereign debt; (24) Origin’s ability to comply with applicable capital and liquidity requirements, including its ability to generate liquidity internally or raise capital on favorable terms, including continued access to the debt and equity capital markets; (25) natural disasters and other adverse weather events, pandemics, acts of terrorism, war, and other matters beyond Origin’s control; (26) developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; (27) fraud or misconduct by internal or external actors (including Origin employees); (28) cybersecurity threats or security breaches and the cost of defending against them; (29) Origin’s ability to maintain adequate internal controls over financial and non-financial reporting; and (30) potential claims, damages, penalties, fines, costs and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions. For a discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Origin’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any updates to those sections set forth in Origin’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Origin’s underlying assumptions prove to be incorrect, actual results may differ materially from what Origin anticipates. Accordingly, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Origin does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for Origin to predict those events or how they may affect Origin. In addition, Origin cannot assess the impact of each factor on Origin’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Origin or persons acting on Origin’s behalf may issue. Annualized, pro forma, adjusted, projected, and estimated numbers are used for illustrative purposes only, are not forecasts, and may not reflect actual results. This presentation contains projected financial information with respect to Origin, including with respect to certain goals and strategic initiatives of Origin and the anticipated benefits thereof. This projected financial information constitutes forward-looking information and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such projected financial information are inherently uncertain and are subject to significant business, economic (including interest rate), competitive, and other risks and uncertainties. Actual results may differ materially from the results contemplated by the projected financial information contained herein and the inclusion of such projected financial information in this presentation should not be regarded as a representation by any person that such actions will be taken or accomplished or that the results reflected in such projected financial information with respect thereto will be achieved. Origin reports its results in accordance with generally accepted accounting principles in the United States ("GAAP"). However, management believes that certain supplemental non-GAAP financial measures may provide meaningful information to investors that is useful in understanding Origin's results of operations and underlying trends in its business. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Origin's reported results prepared in accordance with GAAP. The following are the non-GAAP measures used in this presentation: Pre-tax, pre-provision (“PTPP”) earnings, PTPP ROAA, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common equity (“ROATCE”) and core efficiency ratio. Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for reconciliations of non-GAAP measures to the most directly comparable financial measures calculated in accordance with GAAP. ORIGIN BANCORP, INC. _______

ORIGIN BANCORP, INC. _______ LOUISIANA Entry: 1912 Loans: $1,490 Deposits: $3,202 DOLLARS IN MILLIONS, UNAUDITED (2) (3) 3 DEPOSITS & LOANS BY STATE(1) Note: All financial information is as of September 30, 2025. Map location counts include full service branches only as of filing date. Please see slide 32 for all footnote references included above. MISSISSIPPI Entry: 2010 Loans: $566 Deposits: $603 7% 8% 39% 21% 54% 71% Loans (3)Deposits (2) ICS ICS TEXAS Dallas/Fort Worth Houston East Texas Entry: 2008 Entry: 2013 Entry: 2022 Loans: $2,559 Loans: $2,032 Loans: $376 Deposits: $1,993 Deposits: $1,479 Deposits: $931 Total Texas Loans: $4,967 Total Texas Deposits: $4,403 SOUTHEAST (AL/FL) Entry: 2024 Loans: $41 Deposits: $93 11 11 9 17 6 11 BEST BANKS TO WORK FOR IN AMERICA 12 CONSECUTIVE YEARS

OPTIMIZE ORIGIN

TO DELIVER ELITE LEVEL FINANCIAL PERFORMANCE

PRODUCTIVITY, DELIVERY & EFFICIENCY

BALANCE SHEET OPTIMIZATION

CULTURE & EMPLOYEE ENGAGEMENT

UPDATED FINANCIAL OUTLOOK

NEAR TERM GOAL
1% + ROAA RUN RATE BY 4Q25

ULTIMATE TARGET
TOP QUARTILE ROAA

	4Q25*	2025*
Loan Growth - ex Warehouse (Yr/Yr)	Flat	Flat
Deposit Growth (Yr/Yr)	Low-Single Digits	Low-Single Digits
NIM	3.65% +/- 3 BPS	3.60% +/- 3 BPS
NII Growth (Yr/Yr)	High-Single Digits	High-Single Digits
Noninterest Income Growth (Yr/Yr)(4)	Low-Double Digits	Flat
Noninterest Expense Growth (Yr/Yr)(4)	Down Low-Single Digits	Down Low-Single Digits
Tax rate	~ 21.0%	~ 21.0%

*Assumes two additional 25-bp cuts in 4Q25

Please see slide 32 for all footnote references included above.

4

OPTIMIZE ORIGIN

TO DELIVER ELITE LEVEL FINANCIAL PERFORMANCE

UPDATED OPTIMIZATIONS	UPDATED REALIZATION TIMELINE	ANNUALIZED BENEFIT *(pre-tax)*
• Production Optimization: Branch, retail staff, commercial banker and other production banker profitability optimization	4Q24 – 2H25	~ $11.5MM
• Securities Optimization: Opportunistic restructuring within our securities portfolio (5)	4Q24 – 2025	~ $11.7MM
• Capital Optimization: Call Bank level and Holding Company subordinated debt - saving future interest expense in shift from fixed to floating	1H25 and 4Q25 – 1Q26	~ $5.1MM
• Liquidity Optimization: Cash management efficiency opportunities	Ongoing	~ $1.2MM
• Mortgage Optimization: Mortgage restructuring	2Q25	~ $1.5MM
• Additional vendor and other efficiency optimization	1Q25	~ $0.2MM
• Additional investment in Argent Financial: Ownership of 20% allows for new accounting methodology	3Q25	~ $6.0MM
	Identified total estimated annualized benefit	***~$37.2MM***

Please see slide 32 for all footnote references included above.

5

ORIGIN STRATEGICALLY INVESTS

IN TEXAS & SOUTHEAST[6]

THE MOST DYNAMIC GROWTH MARKETS IN THE COUNTRY

STRONG
NET MIGRATION INTO OUR MARKETS



MIDWEST
-528,601
NORTHEAST
-1,318,575
WEST
-968,751
SOUTH
+2,815,927

Net Domestic Migration from April 1, 2020 to July 1, 2024

TEXAS

- 8th largest economy in the world
- #1 in jobs created from August 2024 to August 2025 with 195,600 nonfarm jobs added
- Home to 54 Fortune 500 company headquarters
- Texas boasts the 2nd largest civilian workforce in the US with over 15 million workers
- Texas is the leading destination for corporate relocation & expansion projects
- Texas is home to 3.5 million small businesses and hundreds of publicly traded companies
- As of 3Q25, Texas continues to lead the nation in high tech exports for the 12th year in a row

SOUTH ALABAMA & FLORIDA PANHANDLE

- Baldwin County - 6th fastest growing metro area in the country
- High-tech employment population
  - 7 of top 10 US defense contractors have a presence in the region
- Mobile, AL - 12th largest US port by tonnage
- As of October 2025, Mobile Harbor is the deepest harbor on the Gulf Coast

Please see slide 32 for all footnote references included above.

6

7 ORIGIN BANCORP, INC. _______

PERFORMANCE HIGHLIGHTS AT-A-GLANCE - THIRD QUARTER 2025

DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS
UNAUDITED

	Key Performance Metrics	3Q25	2Q25
Balance Sheet	Total Loans Held for Investment ("LHFI")	$ 7,537,099	$ 7,684,446
	Total Assets	9,791,306	9,678,158
	Total Deposits	8,331,830	8,123,036
Income Statement	Net Income	$ 8,623	$ 14,647
	Pre-Tax, Pre-Provision ("PTPP") Earnings(7)	47,804	21,521
	Diluted EPS	0.27	0.47
Selected Ratios	NIM - FTE	3.65 %	3.61 %
	Return on Average Assets (annualized) ("ROAA")	0.35	0.60
	PTPP ROAA (annualized)(7)	1.95	0.89
	Return on Average Stockholders' Equity (annualized) ("ROAE")	2.79	4.94
	Return on Average Tangible Common Equity (annualized) ("ROATCE")(7)	3.22	5.74
	Book Value per Common Share	$ 39.23	$ 38.62
	Tangible Book Value per Common Share(7)	33.95	33.33
	Common Equity to Total Assets	12.41 %	12.46 %
	Tangible Common Equity to Tangible Assets(7)	10.92	10.94
	Efficiency Ratio	56.48	74.23
	Core Efficiency Ratio(7)	54.70	73.77
	Allowance for Loan Credit Losses ("ALCL") to Total Loans Held for Investment	1.28	1.20

Please see slide 32 for all footnote references included above.

3Q25 Key Highlights

- ***Optimize Origin*** **- Initiative to drive elite financial performance and enhance our award-winning culture.**
- **Our NIM-FTE increased 4 bps for 3Q25, compared to 2Q25. This was driven primarily by a 2-bp increase in our yield on interest-earning assets and a 3-bp reduction in rates paid on interest-bearing liabilities.**
- **Net interest income was $83.7 million for 3Q25, reflecting an increase of $1.6 million, or 1.9%, compared to 2Q25 and is at its highest level in the previous ten quarters.**
- **During the current quarter, and as part of our *Optimize Origin* initiative, we purchased additional shares of Argent Financial which required us to account for the investment using the equity method. The transaction included a $7.0 million fair value adjustment gain and we recorded $1.2 million in equity method investment income in the quarter.**
- **During the quarter ended September 30, 2025, we repurchased 265,248 shares of our common stock at an average price of $35.85 per share. Year-to-date, we have repurchased 401,647 shares of our common stock at an average price of $34.59 per share.**

ORIGIN BANCORP, INC.
8

ORIGIN BANCORP, INC. _______ TRENDING KEY MEASURES UNAUDITED Diluted EPS ($)Net Income ($) Total Loans Held for Investment, Adjusted(8) ($) Total Deposits ($) 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 8,332 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4,498 7,064 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 DOLLARS IN THOUSANDS 9 Total Loans Held for Investment ($) DOLLARS IN MILLIONS 5,231 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 DOLLARS IN MILLIONS DOLLARS IN MILLIONS Please see slide 32 for all footnote references included above. CAGR 10.2% CAGR 12.8% CAGR 6.5% 6,571 28,322 8,623 Core Efficiency Ratio(7) (%) (Non-GAAP) 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 28.59 33.95 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 Tangible Book Value per Common Share(7) ($) (Non-GAAP) 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 Return on Average Assets (%) CAGR 4.7% CAGR (32.0)% 1.20 0.27 7,537 1.49 0.35 3.06 3.65 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 CAGR 4.8%% NIM, FTE (%) 52.55 54.70

ORIGIN BANCORP, INC. _______ 148 9,791 1997 2002 2007 2012 2017 2022 3Q25 DELIVERING SHAREHOLDER VALUE DOLLARS IN MILLIONS Total Assets ($) Core Deposits(10) ($) 3,011 7,956 2017 2018 2019 2020 2021 2022 2023 2024 3Q25 CAGR 16.3% CAGR 13.4% 10 1,681 1,764 Origin Bancorp, Inc. Cumulative Return ($) KBW Nasdaq Bank Total Return Index ($) 12 /3 1/ 96 12 /3 1/ 01 12 /3 1/ 06 12 /3 1/ 11 12 /3 1/ 17 12 /3 1/ 18 12 /3 1/ 24 0 500 1,000 1,500 2,000 2,500 Total Shareholder Return(9) ($) IPO Please see slide 32 for all footnote references included above. DOLLARS IN MILLIONS UNAUDITED Tangible Book Value per Common Share ($) (7) 18.74 33.95 2017 2018 2019 2020 2021 2022 2023 2024 3Q25 CAGR 8.0%

ORIGIN BANCORP, INC. _______ 11 2,620 4,747 5,276 5,250 4,967 1,545 2,747 2,993 2,810 2,559 1,075 1,631 1,837 2,022 2,032 369 446 418 376 DFW Houston East Texas 2021 2022 2023 2024 3Q25 Deposit Trends by Texas Market(2)(12) ($) Loan Trends by Texas Market(3) ($) TEXAS GROWTH STORY Texas Franchise Highlights DOLLARS IN MILLIONS • 31 locations throughout 11 counties including the 4th and 5th largest MSAs in the United States.(11) • Texas franchise represents 71% of LHFI(3) and 54% of deposits(2) at September 30, 2025. 3,132 4,261 4,172 4,524 4,403 1,925 2,196 2,058 2,119 1,993 1,207 1,173 1,205 1,478 1,479 892 909 927 931 DFW Houston East Texas 2021 2022 2023 2024 3Q25 CAGR 18.6% CAGR 9.5% Please see slide 32 for all footnote references included above. DOLLARS IN MILLIONS UNAUDITED (13)

ORIGIN BANCORP, INC. _______ (147) 64 14 11 (5) (38) (91) (102) Total Loans Held for Investment Non-Owner Occupied Commercial Real Estate Owner Occupied Commercial Real Estate Multi-Family Real Estate Residential Real Estate-Single Family Construction/Land/ Land Development Commercial and Industrial Mortgage Warehouse Line of Credit LOAN GROWTH 4,498 6,805 7,331 7,225 7,064 4,498 5,593 7,225 7,0641,212 Origin Acquired 2021 2022 2023 2024 3Q25 0 2,000 4,000 6,000 8,000 DOLLARS IN MILLIONS IDT Loans Held for Investment Growth excluding Mortgage Warehouse Lines of Credit (14) ($) 1,872 2,894 3,013 2,979 2,907 1,872 2,267 2,979 2,907627 Origin Acquired 2021 2022 2023 2024 3Q25 0 1,000 2,000 3,000 4,000 Commercial and Industrial and Owner Occupied Commercial Real Estate Growth(14) ($) Please see slide 32 for all footnote references included above. DOLLARS IN MILLIONS UNAUDITED Linked Quarter Loans Held for Investment Change ($) 12 DOLLARS IN MILLIONS

WELL DIVERSIFIED LOAN PORTFOLIO[15]

UNAUDITED

Loan Composition at September 30, 2025: $7,537 million



Residential Real Estate - Single Family & Consumer
19%
Commercial & Industrial ("C&I") 26%
Multi-Family Real Estate
7%
8%
Construction/Land/ Land Development ("C&D")
Non-Owner Occupied CRE 21%
13%
6%
Owner Occupied Commercial Real Estate ("CRE")
Mortgage Warehouse Lines of Credit
C&I, Owner Occupied CRE, Mortgage Warehouse LOC: 45%
Non-Owner Occupied CRE, C&D, Multi-Family: 36%

C&I, Owner Occupied CRE & Mtg. Warehouse LOC: $3,380 million



Finance & Insurance: 7%
Real Estate & Construction: 7%
Mortgage Warehouse LOC: 6%
Energy: 3%
Retail Shopping: 2%
Transportation Services: 2%
Healthcare: 2%
Banks : 2%
Professional Services: 1%
Consumer Services: 1%
Entertainment & Recreation: 1%
Retail Dealers: 1%
Restaurants: 1%
Commercial Services: 1%
Auto-Related: 1%
Misc. : 7%

Loan Portfolio Details ($)

(Dollars in thousands)	3Q25	2Q25	1Q25	4Q24	3Q24
Commercial and Industrial	1,919,782	2,011,178	2,022,085	2,002,634	2,074,037
Owner Occupied Commercial Real Estate	986,859	972,788	937,985	975,947	991,671
Mortgage Warehouse Lines of Credit	472,968	574,748	404,131	349,081	495,188
Total Commercial	3,379,609	3,558,714	3,364,201	3,327,662	3,560,896
Non-Owner Occupied Commercial Real Estate	1,520,020	1,455,771	1,445,864	1,501,484	1,533,093
Construction/Land/Land Development	615,778	653,748	798,609	864,011	991,545
Multi-Family Real Estate	540,601	529,899	489,765	425,460	434,317
Residential Real Estate-Single Family	1,460,696	1,465,535	1,465,192	1,432,129	1,414,013
Consumer Loans	20,395	20,779	21,895	22,967	22,926
Total Loans Held for Investment ("LHFI")	7,537,099	7,684,446	7,585,526	7,573,713	7,956,790

Non-Owner Occupied CRE, C&D and Multi-Family: $2,676 million



Professional Services: 1%
Consumer: 1%
Finance & Insurance: 1%
Auto-Related: 1%
Restaurants: 1%
Hotels: 1%
Healthcare: 2%
Multi-Family under Construction: 2%
Office Building: 5%
Retail Shopping: 7%
Multi-Family Real Estate: 7%
Real Estate & Construction: 7%

Please see slide 32 for all footnote references included above.

ORIGIN BANCORP, INC.
13

ORIGIN BANCORP, INC. _______ 1.35 1.57 1.68 1.66 1.84 0.48 (0.03) 0.15 0.12 1.65 Classified LHFI / Total LHFI Net Charge-Offs / Average LHFI (annualized) 3Q24 4Q24 1Q25 2Q25 3Q25 0.81 0.99 1.07 1.11 1.17 0.49 0.56 0.96 0.88 0.96 0.25 0.24 0.56 0.16 0.10 Nonperforming LHFI / LHFI Nonperforming Assets/Loans & OREO Past due LHFI / LHFI Past due 30 to 89 days and still accruing / LHFI 3Q24 4Q24 1Q25 2Q25 3Q25 14 CREDIT QUALITY Asset Quality Trends (%) Allowance for Loan Credit Losses 95,989 91,060 92,011 92,426 96,259 1.21 1.20 1.21 1.20 1.28 1.28 1.25 1.28 1.29 1.35 ALCL as a percentage of LHFI, adjusted (%) ALCL as a percentage of LHFI (%) ALCL ($) 3Q24 4Q24 1Q25 2Q25 3Q25 • Provision expense for loan credit loss for 3Q25 was $35.2 million, compared to $2.7 million in 2Q25, and $4.6 million in 3Q24. The increase was primarily related to the previously disclosed suspected borrower fraud impacting the Tricolor Holdings, LLC loan relationships. • Allowance for loan credit losses to nonperforming loans held for sale was 109.04% at 3Q25, 108.33% at 2Q25, and 149.35% at 3Q24. DOLLARS IN THOUSANDS (16) Please see slide 32 for all footnote references included above. UNAUDITED 0.88 1.18 1.04 1.10 1.14

ORIGIN BANCORP, INC. _______ 15 SELECTED SECTORS - KEY PORTFOLIO METRICS September 30, 2025 Commercial Real Estate Office Multi-Family Real Estate + Under Construction Hotel Retail Shopping Outstanding Loan Balance $ 379,293 $ 674,375 $ 107,274 $ 645,887 % of Loans Held for Investment 5.03% 8.95% 1.42% 8.57 % Avg. Loan Size $ 2,356 $ 4,014 $ 5,108 $ 1,538 Weighted Avg. Loan- to-Value 56.17% 57.79% 51.55% 70.54 % Past Due Loans / Loans 0.06 0.36 — 0.02 Classified Loans / Loans 0.06 0.97 — 2.19 Nonperforming Loans / Loans 0.06 0.36 — 0.55 Net (Recoveries) Charge-offs / Avg. Loans — (0.01) — 0.36 Allowance for Loan Credit Losses / Loans 0.74 0.95 0.87 1.12 DOLLARS IN THOUSANDS, UNAUDITED

ORIGIN BANCORP, INC. _______ MBS: 42% CMO: 26% Municipal: 26% Corporate: 6% 1,185 1,152 1,163 1,156 1,128 2.50 2.63 3.15 3.16 3.62 Total Securities ($) Yield (%) 3Q24 4Q24 1Q25 2Q25 3Q25 Investment Securities Average Balance and Yield INVESTMENT SECURITIES DOLLARS IN MILLIONS • Key Bond Trade Statistics since 3Q23: • AFS Sold - BV: $664.8 million • Realized Loss: $40.8 million (6.1% of total BV sold) • FTE NII Gain: $18.4 million • Estimated Earnback (years): 2.2 years • Total securities portfolio weighted average effective duration was 4.31 years at September 30, 2025, compared to 4.52 years at June 30, 2025. • Expected principal cash flows from investments with no rate changes: • 2025: $35.9 million • 2026: $135.5 million • 2027: $112.3 million 16 (94.2) (106.0) (90.4) (73.6) (61.2) 3Q24 4Q24 1Q25 2Q25 3Q25 Accumulated Other Comprehensive Loss(17) ($) Investment Securities - AFS at September 30, 2025 Please see slide 32 for all footnote references included above. $1.10B DOLLARS IN MILLIONS UNAUDITED

LOANS & SECURITIES- REPRICING OR MATURITY

UNAUDITED

Total Loans at September 30, 2025

(Dollars in thousands)	Repricing or Maturity Term: 1 Year or less	> 1 to 3 Years	> 3 to 5 Years	> 5 to 10 Years	> 10 Years	Total	Rate Structure: Floating Rate[18]	Variable Rate[18]	Fixed Rate
Commercial and industrial	$ 1,592,311	$ 172,254	$ 93,505	$ 61,712	$ —	$ 1,919,782	$ 1,515,681	$ 1,207	$ 402,894
Owner Occupied Commercial Real Estate	391,211	301,264	145,590	148,794	—	986,859	291,133	3,779	691,947
Mortgage Warehouse Lines of Credit	472,968	—	—	—	—	472,968	472,968	—	—
Total Commercial	2,456,490	473,518	239,095	210,506	—	3,379,609	2,279,782	4,986	1,094,841
Non-Owner Occupied Commercial Real Estate	750,658	513,039	199,979	56,344	—	1,520,020	591,712	2,409	925,899
Construction/Land/Land Development	431,462	119,234	48,577	16,030	475	615,778	332,488	8,924	274,366
Multi-Family Real Estate	409,247	70,673	46,186	11,268	3,227	540,601	300,447	—	240,154
Residential Real Estate - Single Family	414,879	345,953	300,692	177,873	221,299	1,460,696	249,352	718,255	493,089
Consumer	10,286	6,460	3,252	308	89	20,395	4,610	27	15,758
Total Loans Held for Investment	$ 4,473,022	$ 1,528,877	$ 837,781	$ 472,329	$ 225,090	$ 7,537,099	$ 3,758,391	$ 734,601	$ 3,044,107
% of total	60 %	20 %	11 %	6 %	3 %	100 %	50 %	10 %	40 %
Weighted Average Coupon Rate	6.52	5.24	6.13	4.36	5.62	6.05	6.81	4.85	5.42

AFS & HTM Securities at September 30, 2025

(Dollars in thousands)	Maturity & Projected Principal Cashflow: 1 Year or less	> 1 to 3 Years	> 3 to 5 Years	> 5 to 10 Years	> 10 Years	Total
Projected cash flow	$ 142,089	$ 222,911	$ 204,668	$ 433,617	$ 184,955	$ 1,188,240
% of Total	12 %	19 %	17 %	36 %	16 %	100 %

Please see slide 32 for all footnote references included above.

ORIGIN BANCORP, INC. 17

ORIGIN BANCORP, INC. _______ Finance & Insurance: 8% Real Estate Rental & Leasing: 8% Professional, Scientific, & Technical Svcs: 6% Construction: 6% Other Business Deposits <2%: 6% Mgmt of Companies & Enterprises: 4% Affiliate: 4% Manufacturing: 3% Other Svcs (except Public Administration): 3% Health Care & Social Assistance: 3%Mining: 2% Wholesale Trade: 1% Misc: 4% Commercial: 58% Consumer: 32% Public Funds: 10% 31% 21%6% 35% 5% 2% 18 DEPOSIT DETAIL (Dollars in thousands) 3Q25 2Q25 1Q25 4Q24 3Q24 QoQ % Δ Total Deposits $ 8,331,830 $ 8,486,568 $ 8,510,842 $ 8,505,464 $ 8,251,125 (1.8) % FDIC Insured (3,464,116) (3,464,116) (3,442,636) (3,447,538) (3,425,268) — FDIC Insured Reciprocal (1,093,952) (1,093,952) (799,221) (801,145) (801,699) — FDIC Insured Brokered Deposits (431,609) (431,609) (636,814) (597,110) (444,989) — Total Estimated FDIC Uninsured Deposits 3,342,153 3,496,891 3,632,171 3,659,671 3,579,169 (4.4) Collateralized Public Funds (714,431) (714,431) (771,419) (836,150) (849,603) — Uninsured/ Uncollateralized Deposits ($) $ 2,627,722 $ 2,782,460 $ 2,860,752 $ 2,823,521 $ 2,729,566 (5.6) Uninsured/ Uncollateralized Deposits (%) 31.5% 32.8% 33.6% 33.2% 33.1 % Deposit Detail Geographic Concentration(2) at September 30, 2025 Commercial Deposit Composition: $4,861 millionDeposit Composition at September 30, 2025: $8,332 million Commercial Consumer MississippiLouisiana Texas- DFW TX- East TexasTexas- Houston Please see slide 32 for all footnote references included above. UNAUDITED Southeast 18% 16% 19% 38% 9% (Dollars in thousands) 3Q25 2Q25 1Q25 4Q24 3Q24 QoQ % Δ Total Deposits $ 8,331,830 $ 8,123,036 $ 8,338,412 $ 8,223,120 $ 8,486,568 2.6 % FDIC Insured (3,407,017) (3,372,038) (3,546,288) (3,613,151) (3,464,116) 1.0 FDIC Insured Reciprocal (1,056,176) (992,673) (1,022,142) (871,174) (1,093,952) 6.4 FDIC Insured Brokered Deposits — (25,000) (50,000) (80,226) (431,609) (100.0) Total Estimated FDIC Uninsured Deposits 3,868,637 3,733,325 3,719,982 3,658,569 3,496,891 3.6 Collateralized Public Funds (690,933) (830,182) (822,009) (862,923) (714,431) (16.8) Uninsured/ Uncollateralized Deposits ($) $ 3,177,704 $ 2,903,143 $ 2,897,973 $ 2,795,646 $ 2,782,460 9.5 Uninsured/ Uncollateralized Deposits (%) 38.1% 35.7% 34.8% 34.0% 32.8 % Deposit Detail Public Funds 3% 2% 16% 61% 17% 1%

ORIGIN BANCORP, INC. _______ 209 159 100 9 2 (36) (25) Total Deposits Noninterest Bearing Deposits Money Market Time Deposits (Non-brokered) Savings Interest-Bearing Demand Brokered Deposits 4.47 4.20 3.69 3.45 3.374.01 3.61 3.23 3.20 3.203.14 2.79 2.52 2.47 2.46 Time Deposits Cost of Interest-bearing Deposits Cost of Total Deposits 3Q24 4Q24 1Q25 2Q25 3Q25 19 8,498 8,496 8,348 8,159 8,232 5,178 5,341 5,539 5,409 5,511 1,850 1,941 1,837 1,881 1,901 1,470 1,214 972 869 820 Interest-bearing Demand Noninterest-bearing Time Deposits 3Q24 4Q24 1Q25 2Q25 3Q25 Average Deposits ($) DEPOSIT TRENDS IDT Total Deposit Beta (%) DOLLARS IN MILLIONS UNAUDITED Deposit Cost Trends (QTD Annualized) (%) Time Deposit Repricing Schedule (20) Maturity Balance ($) Weighted Average Rate (%) 4Q25 307 3.49 1Q26 271 3.36 2Q26 154 3.46 3Q26 49 2.69 4Q26+ 34 1.38 Total 815 3.31 DOLLARS IN MILLIONS 57.14 57.35 66.00 71.00 69.90 5.26 4.65 4.33 4.33 4.30 3.14 2.79 2.52 2.47 2.46 Cumulative Deposit Beta Average Quarterly Fed Funds Rate Cost of Total Deposits 3Q24 4Q24 1Q25 2Q25 3Q25 Please see slide 32 for all footnote references included above. (19) Linked Quarter Deposit Change ($) DOLLARS IN MILLIONS, PERIOD END BALANCES Customer Deposits +234MM (19)

ORIGIN BANCORP, INC. _______ 3.18 2.82 2.58 2.52 2.49 4.01 3.61 3.23 3.20 3.20 3.14 2.79 2.52 2.47 2.46 Cost of Total Deposits & Borrowings Cost of Interest Bearing Deposits Cost of Total Deposits 3Q24 4Q24 1Q25 2Q25 3Q25 20 YIELDS AND COSTS Yield on Loans Held for Investment (%) Cost of Funds (%) • At 3Q25, Loans Held for Investment with fixed rates = 40% and Loans Held for Investment with floating/variable rates = 60%. • At 3Q25, SOFR-based = $2.47 billion, Prime-based = $1.80 billion, and other index-based loans approximately $223.0 million. UNAUDITED 6.67 6.47 6.33 6.33 6.33 8.43 7.82 7.50 7.50 7.46 5.33 4.78 4.36 4.33 4.35 Yield on Loans Held for Investment Avg. Prime Rate 30 Day Avg. SOFR 3Q24 4Q24 1Q25 2Q25 3Q25

ORIGIN BANCORP, INC. _______ 74,804 78,349 78,459 82,136 83,704 58,061 62,341 64,368 64,802 66,0219,302 8,393 5,047 8,217 7,3937,441 7,615 9,044 9,117 10,290 3.18 3.33 3.44 3.61 3.65 Net Interest Income excl. Mtg Warehouse LOC & Invest. Secur. NII ($) Mtg. Warehouse LOC Interest Income ($) Investment Securities Net Interest Income ($) NIM (FTE) (%) 3Q24 4Q24 1Q25 2Q25 3Q25 21 DOLLARS IN THOUSANDS, UNAUDITED NET INTEREST INCOME AND NIM TRENDS 3.61 0.06 0.05 0.03 0.02 0.02 (0.03) (0.02) (0.05) (0.04) 2Q 25 To tal S ec ur itie s FH LB an d O the r B or ro wing s Tim e D ep os its Rea l E sta te Lo an s IB B al. D FB Othe r Mor tga ge W ar eh ou se Lin es of C re dit Com mer cia l a nd Ind us tria l Sav ing s a nd IB Tr an sc . A cc ts 3Q 25 3.25 3.50 3.75 24.64 29.52 21.01 8.58 2.041.54 2.480.77 2.18 3.65 4.51 5.26 5.33 5.26 4.30 Cumulative NIM-FTE Beta Average Quarterly Fed Funds Rate 3Q22 4Q22 1Q23 2Q23 4Q23 1Q24 3Q24 4Q24 3Q25 NIM Beta - 3Q25 (%) 2.48 2.48 4.99 NIM-FTE Changes - 3Q25 (%) NIM-FTE Changes - 3Q25 (%) 73,32372,989 1,362 1,537 568 432 (298) (3,267) 4Q 23 RE Lo an s C&I MW LO C Othe r FH LB & O the r Bor ro wing s Sav ing s & IB Tr an sa c. Acc ts. 1Q 24 40,000 60,000 80,000 • Our NIM-FTE increased four basis points during 3Q25 compared to 2Q25. The yield earned on interest-earning assets increased two basis points when compared to the linked quarter while the average rate paid on total interest- bearing liabilities decreased three basis points when compared to the linked quarter. • The yield on total securities increased 46 basis points when compared to the linked quarter, primarily due to the Optimize Origin initiative securities trade executed in 2Q25. • During 3Q25, the Fed reduced the target range to 4.00%-4.25%, resulting in a cumulative 125 basis point reduction in the since the second half of 2Q24. Net Interest Income & NIM 3.65 Yield/Rate 3Q25 2Q25 1Q25 4Q24 3Q24 YoY Change NIM - FTE 3.65 3.61 3.44 3.33 3.18 47 bps Loans Held For Investment 6.33 6.33 6.33 6.47 6.67 (34) bps Securities 3.62 3.16 3.15 2.63 2.50 112 bps Cost of Total Deposits 2.46 2.47 2.52 2.79 3.14 (68) bps Interest Earning Assets 5.89 5.87 5.79 5.91 6.09 (20) bps Interest Bearing Liabilities 3.22 3.25 3.30 3.64 4.04 (82) bps Yield/Rate Highlights (%) +47 bps

ORIGIN BANCORP, INC. _______ 90,572 92,438 94,746 98,110 100,783 Net Interest Income Noninterest Income 3Q24 4Q24 1Q25 2Q25 3Q25 14,859 13,545 15,859 15,766 14,551 6,928 5,441 7,927 6,661 6,598 4,664 4,801 4,716 4,927 4,965 2,114 2,152 2,301 2,809 2,262 1,153 1,151 915 1,369 726 Insurance Commission & Fee Income Service Charges & Fees Other Fee Income Mortgage Banking Revenue 3Q24 4Q24 1Q25 2Q25 3Q25 22 Major Components of Noninterest Income ($) Net Interest Income + Noninterest Income ($)(4) NET REVENUE DISTRIBUTION Components of Other Noninterest Income ($) 3Q25 2Q25 1Q25 4Q24 3Q24 Swap Fee Income 1,387 1,435 533 116 106 (Loss) Gain on Sale of Securities — (14,448) — (14,617) 221 Argent Investment Income (21) 1,227 — — — — Limited Partnership Investment (Loss) Income (21) (677) (1,909) (1,692) (62) 375 Change in fair value of equity investments 6,972 — — — — Other 2,668 524 902 688 428 Total Components of Other Noninterest Income 11,577 (14,398) (257) (13,875) 1,130 Major Components of Noninterest Income 14,551 15,766 15,859 13,545 14,859 Total Noninterest Income 26,128 1,368 15,602 (330) 15,989 82.6% 83.1% Please see slide 32 for all footnote references included above. DOLLARS IN THOUSANDS, UNAUDITED 83.7%83.5%84.8%

ORIGIN BANCORP, INC. _______ 23 Efficiency Ratio (%) NONINTEREST EXPENSE ANALYSIS DOLLARS IN THOUSANDS Noninterest Expense Composition ($) 75.02 64.81 66.82 68.86 83.85 65.99 74.23 56.48 Consolidated Efficiency Ratio 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 Operating Leverage (%) E FF IC IE N C Y R AT IO N IE / AV E R A G E A S S E TS 2.48 2.39 2.59 2.49 2.61 2.57 2.56 2.53 75.02 64.81 66.82 68.86 83.85 65.99 74.23 56.48 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 40 60 80 100 1.5 2.0 2.5 3.0 68 .8 6 67 .4 8 82 .7 9 83 .8 5 65 .3 3 56 .4 8 UNAUDITED 54 .7 0 65 .9 9 74 .2 3 73 .7 7 62,521 65,422 62,068 61,983 62,028 38,491 36,405 37,731 38,280 37,863 6,298 7,913 8,544 7,187 7,079 3,470 3,414 2,957 3,432 3,526 2,984 2,883 2,972 3,337 3,184 1,905 1,800 1,761 1,768 1,583 9,373 13,007 8,103 7,979 8,793 Salaries and Employee Benefits Occupancy and Equipment, net Data Processing Office and Operations Intangible Asset Amortization Other 3Q24 4Q24 1Q25 2Q25 3Q25

ORIGIN BANCORP, INC. _______ 87.9 87.9 86.1 87.5 84.8 LHFI excl. Mortgage Warehouse LOC to Total Deposits LHFI to Total Deposits 3Q24 4Q24 1Q25 2Q25 3Q25 1,064 1,028 1,079 1,099 1,265 Cash and Cash Equivalents Liquid Securities 3Q24 4Q24 1Q25 2Q25 3Q25 Cash and Cash Equivalents + Liquid Securities ($) 24 LIQUIDITY Loan to Deposit Ratios (%) UNAUDITED Liquidity Sources 3Q25 Borrowed Funds as a Percent of Total Liabilities (%) DOLLARS IN MILLIONS DOLLARS IN THOUSANDS PERIOD END BALANCES PERIOD END BALANCES 2.16 2.02 1.19 2.57 1.20 3Q24 4Q24 1Q25 2Q25 3Q25 FHLB Borrowing Availability $ 2,347,436 Unpledged AFS Securities 672,948 Fed Funds Lines and Fed Discount Window 1,429,529 Total Additional Liquidity Sources a $ 4,449,913 Cash and Cash Equivalent b $ 626,909 Uninsured, Non-collateralized Deposits c $ 3,177,704 Coverage Ratio d = (a+b)/c 1.60x 93.8 92.1 91.0 94.6 90.5

ORIGIN BANCORP, INC. _______ 25 CAPITAL Common Equity Tier 1 Capital to Risk-Weighted Assets(22) (%) ICap ICap Total Capital to Risk-Weighted Assets(22) (%) Tier 1 Capital to Risk-Weighted Assets(22) (%)Tier 1 Capital to Average Assets (Leverage Ratio)(22) (%) Please see slide 32 for all footnote references included above. UNAUDITED Stock Repurchase Program • 265,248 Shares Repurchased in 3Q25 at an average price per share of $35.85 • $40.5 Million Remaining Dollar Amount of Shares Authorized to be Purchased under the Current Repurchase Program 10.9 11.1 11.5 11.7 11.7 10.8 10.9 11.2 11.2 11.0 Company Level Origin Bank Level 3Q24 4Q24 1Q25 2Q25 3Q25 12.6 13.5 13.8 13.7 13.8 12.4 13.3 13.4 13.1 12.9 Company Level Origin Bank Level 3Q24 4Q24 1Q25 2Q25 3Q25 15.5 16.4 15.8 15.7 15.9 14.4 15.3 14.6 14.3 14.2 Company Level Origin Bank Level 3Q24 4Q24 1Q25 2Q25 3Q25 12.5 13.3 13.6 13.5 13.6 12.4 13.3 13.4 13.1 12.9 Company Level Origin Bank Level 3Q24 4Q24 1Q25 2Q25 3Q25 Well Capitalized 5.0% Well Capitalized 8.0% Well Capitalized 6.5% Well Capitalized 10.0%

NOTABLE ITEMS

DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, UNAUDITED

	QTD				YTD	
	3Q25		2Q25		3Q25	
	$ Impact	EPS Impact [23]	$ Impact	EPS Impact [23]	$ Impact	EPS Impact [23]
Notable interest income items:						
Interest income reversal related to suspected borrower fraud	$ (206)	$ (0.01)	$ —	$ —	$ (206)	$ (0.01)
Notable interest expense items:						
OID amortization - subordinated debenture redemption	—	—	—	—	(681)	(0.02)
Notable provision expense items:						
Provision expense on relationships related to or impacted by questioned banker activity	(1,670)	(0.04)	—	—	(1,295)	(0.03)
Provision expense related to suspected borrower fraud	(29,545)	(0.74)	—	—	(29,545)	(0.74)
Notable noninterest income items:[24]						
Loss on sales of securities, net	—	—	(14,448)	(0.36)	(14,448)	(0.36)
Positive valuation adjustment on non-marketable equity securities	6,972	0.18	—	—	6,972	0.18
Net loss on OREO properties[24]	—	—	(158)	—	(370)	(0.01)
BOLI payout	—	—	—	—	208	0.01
Insurance recovery income related to questioned banker activity	2,077	0.05	—	—	2,077	0.05
Notable noninterest expense items:						
Operating expense related to questioned banker activity	(112)	—	(530)	(0.01)	(1,185)	(0.03)
Operating expense related to strategic *Optimize Origin* initiatives[25]	(577)	(0.01)	(428)	(0.01)	(2,620)	(0.07)
Operating expense related to suspected borrower fraud	(285)	(0.01)	—	—	(285)	(0.01)
Employee Retention Credit	—	—	—	—	213	0.01
Total notable items	$ (23,346)	(0.59)	$ (15,564)	(0.39)	$ (41,165)	(1.04)

Please see slide 32 for all footnote references included above.

ORIGIN BANCORP, INC.
26

ORIGIN BANCORP, INC. _______ 3Q25 2Q25 Calculation of PTPP earnings: Net income $ 8,623 $ 14,647 Provision for credit losses 36,820 2,862 Income tax expense 2,361 4,012 PTPP earnings (non-GAAP) $ 47,804 $ 21,521 Calculation of PTPP ROAA: PTPP earnings $ 47,804 $ 21,521 Divided by number of days in the quarter 92 91 Multiplied by the number of days in the year 365 365 PTPP earnings, annualized $ 189,657 $ 86,320 Divided by total average assets $ 9,727,414 $ 9,715,923 ROAA (annualized) (GAAP) 0.35% 0.60 % PTPP ROAA (annualized) (non-GAAP) 1.95 0.89 Calculation of tangible common equity to tangible assets: Total assets $ 9,791,306 $ 9,678,158 Goodwill (128,679) (128,679) Other intangible assets, net (34,861) (36,444) Tangible assets 9,627,766 9,513,035 Total common stockholders' equity $ 1,214,756 $ 1,205,769 Goodwill (128,679) (128,679) Other intangible assets, net (34,861) (36,444) Tangible common equity 1,051,216 1,040,646 Common equity to total assets 12.41% 12.46 % Tangible common equity to tangible assets (non-GAAP) 10.92 10.94 27 DOLLARS IN THOUSANDS, UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ORIGIN BANCORP, INC. _______ 3Q25 2Q25 Calculation of ROATCE: Net income $ 8,623 $ 14,647 Divided by number of days in the quarter 92 91 Multiplied by the number of days in the year 365 365 Annualized net income $ 34,211 $ 58,749 Total average stockholders' equity $ 1,227,431 $ 1,190,331 Average goodwill (128,679) (128,679) Average other intangible assets, net (35,741) (37,459) Average tangible common equity 1,063,011 1,024,193 ROAE (annualized) (GAAP) 2.79% 4.94 % ROATCE (annualized) (non-GAAP) 3.22 5.74 28 DOLLARS IN THOUSANDS, UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, UNAUDITED

Calculation of tangible book value per common share:

	3Q25	2Q25	1Q25	4Q24	3Q24	2Q24	1Q24	4Q23
Total common stockholders' equity	$ 1,214,756	$ 1,205,769	$ 1,180,177	$ 1,145,245	$ 1,145,673	$ 1,095,894	$ 1,078,853	$ 1,062,905
Goodwill	(128,679)	(128,679)	(128,679)	(128,679)	(128,679)	(128,679)	(128,679)	(128,679)
Other intangible assets, net	(34,861)	(36,444)	(38,212)	(37,473)	(39,272)	(41,177)	(43,314)	(45,452)
Tangible common equity	1,051,216	1,040,646	1,013,286	979,093	977,722	926,038	906,860	888,774
Divided by common shares outstanding at period end	30,967,768	31,224,718	31,244,006	31,197,574	31,167,410	31,108,667	31,011,304	30,986,109
Book value per common share (GAAP)	$ 39.23	$ 38.62	$ 37.77	$ 36.71	$ 36.76	$ 35.23	$ 34.79	$ 34.30
Tangible book value per common share (non-GAAP)	33.95	33.33	32.43	31.38	31.37	29.77	29.24	28.68

	3Q23	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21
Total common stockholders' equity	$ 998,945	$ 997,859	$ 992,587	$ 949,943	$ 907,024	$ 646,373	$ 676,865	$ 730,211
Goodwill	(128,679)	(128,679)	(128,679)	(128,679)	(136,793)	(34,153)	(34,153)	(34,368)
Other intangible assets, net	(42,460)	(44,724)	(47,277)	(49,829)	(52,384)	(15,900)	(16,425)	(16,962)
Tangible common equity	827,806	824,456	816,631	771,435	717,847	596,320	626,287	678,881
Divided by common shares outstanding at period end	30,906,716	30,866,205	30,780,853	30,746,600	30,661,734	23,807,677	23,748,748	23,746,502
Book value per common share (GAAP)	$ 32.32	$ 32.33	$ 32.25	$ 30.90	$ 29.58	$ 27.15	$ 28.50	$ 30.75
Tangible book value per common share (non-GAAP)	26.78	26.71	26.53	25.09	23.41	25.05	26.37	28.59

ORIGIN BANCORP, INC.
29

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

DOLLARS IN THOUSANDS, UNAUDITED

Calculation of core efficiency ratio:

	3Q25	2Q25	1Q25	4Q24	3Q24	2Q24	1Q24	4Q23
Total noninterest expense	$ 62,028	$ 61,983	$ 62,068	$ 65,422	$ 62,521	$ 64,388	$ 58,707	$ 60,906
Insurance and mortgage noninterest expense	(7,532)	(8,460)	(8,230)	(8,497)	(8,448)	(8,402)	(8,045)	(8,581)
Adjusted total noninterest expense	54,496	53,523	53,838	56,925	54,073	55,986	50,662	52,325
Net interest income	83,704	82,136	78,459	78,349	74,804	73,890	73,323	72,989
Insurance and mortgage net interest income	(2,885)	(2,924)	(2,815)	(2,666)	(2,578)	(2,407)	(2,795)	(2,294)
Total noninterest income	26,128	1,368	15,602	(330)	15,989	22,465	17,255	8,196
Insurance and mortgage noninterest income	(7,324)	(8,030)	(8,842)	(6,592)	(8,081)	(8,543)	(10,123)	(4,727)
Adjusted total revenue	99,623	72,550	82,404	68,761	80,134	85,405	77,660	74,164
Efficiency ratio (GAAP)	56.48 %	74.23 %	65.99 %	83.85 %	68.86 %	66.82 %	64.81 %	75.02 %
Core efficiency ratio (non-GAAP)	54.70	73.77	65.33	82.79	67.48	65.55	65.24	70.55

	3Q23	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21
Total noninterest expense	$ 58,663	$ 58,887	$ 56,760	$ 57,254	$ 56,241	$ 44,150	$ 42,774	$ 40,346
Insurance and mortgage noninterest expense	(8,579)	(9,156)	(8,033)	(8,031)	(8,479)	(8,397)	(8,626)	(6,580)
Adjusted total noninterest expense	50,084	49,731	48,727	49,223	47,762	35,753	34,148	33,766
Net interest income	74,130	75,291	77,147	84,749	78,523	59,504	52,502	54,180
Insurance and mortgage net interest income	(2,120)	(1,574)	(1,493)	(1,376)	(1,208)	(1,082)	(875)	(946)
Total noninterest income	18,119	15,636	16,384	13,429	13,723	14,216	15,906	16,701
Insurance and mortgage noninterest income	(7,335)	(7,587)	(8,792)	(6,255)	(4,737)	(8,047)	(10,552)	(5,683)
Adjusted total revenue	82,794	81,766	83,246	90,547	86,301	64,591	56,981	64,252
Efficiency ratio (GAAP)	63.59 %	64.76 %	60.69 %	58.32 %	60.97 %	59.89 %	62.53 %	56.92 %
Core efficiency ratio (non-GAAP)	60.49	60.82	58.53	54.36	55.34	55.35	59.93	52.55

ORIGIN BANCORP, INC.
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ORIGIN BANCORP, INC. _______ GLOSSARY OF TERMS AFS - Available for sale ALCL - Allowance for loan credit losses BOLI - Bank owned life insurance CAGR - Compound annual growth rate C&I - Commercial & industrial loans CMO - Collateralized mortgage obligations CORE DEPOSITS - Total deposits excluding time deposits greater than $250,000, brokered and Certificate of Deposit Account Registry Service deposits CRE - Commercial real estate loans DFW - Dallas/Fort Worth EPS - Earnings per share FDIC - Federal Deposit Insurance Corporation FHLB - Federal Home Loan Bank FTE NII - Fully tax equivalent net interest income GAAP - Generally accepted accounting principals LHFI - Loans held for investment MBS - Mortgage backed securities MSA - Metropolitan Statistical Area NIE - Noninterest expense NIM - Net interest margin NIM - FTE - Net interest margin, fully tax equivalent OID AMORTIZATION - Original issue discount amortization PTPP - Pre-tax, pre-provision PTPP ROAA - Pre-tax, pre-provision return on average assets QTD - Quarter-to-date ROAA - Return on average assets ROAE - Return on average equity ROATCE - Return on average tangible common equity SOFR - Secured Overnight Financing Rate YR/YR - Year over year YTD - Year-to-date 31

ORIGIN BANCORP, INC. _______ 32 PRESENTATION NOTES (1) Excludes the Southeast market, for which deposits and loans represent approximately 1% their respective totals. (2) Excludes Treasury/wholesale deposits of $31.5 million at September 30, 2025. (3) Excludes mortgage warehouse lines of credit (“mortgage warehouse LOC”). (4) Excludes notable items. (5) The annualized benefit is presented on a tax-equivalent yield basis to account for tax-exempt income. (6) Data obtained from Office of the Texas Governor (gov.texas.gov), Texas Workforce Commission (twc.Texas.gov), Bureau of Labor Statistics (bls.gov), Baldwin County Economic Development Council (baldwineda.com), Florida's Great Northwest (floridasgreatnorthwest.com), Bureau of Transportation Statistics (bts.gov) and Port of Mobile, Alabama Port Authority (alports.com). (7) As used in this presentation, PTPP earnings, PTPP ROAA, tangible book value per common share, tangible common equity to tangible assets, ROATCE, and core efficiency ratio are either non-GAAP financial measures or use a non-GAAP contributor in the formula. For a reconciliation of these alternative financial measures to their comparable GAAP measures, see slides 27-30 of this presentation. (8) Total loans held for investment, adjusted excludes mortgage warehouse lines of credit for all periods presented. (9) Origin Bancorp, Inc. and KBW Nasdaq Bank cumulative total shareholder return assumes $100 invested on December 31, 1996, and any dividends are reinvested. Data for Origin Bancorp, Inc. cumulative total shareholder return prior to May 9, 2018, is based upon private stock transactions and is not reflective of open market trades. (10) Core deposits are Total deposits excluding time deposits greater than $250,000, brokered and Certificate of Deposit Account Registry Service deposits. (11) Data obtained from The United States Census Bureau (census.gov). Count is as of most recent practicable date. (12) Periods at or prior to December 31, 2023, were adjusted to include mortgage warehouse deposits in our DFW market. (13) The DFW and Houston markets include $108.0 million of deposits in total that were sold on December 31, 2024, and immediately repurchased on January 1, 2025. (14) The period ended December 31, 2021, excludes PPP loans. (15) Does not include loans held for sale. (16) The ALCL to total LHFI, adjusted is calculated by excluding the ALCL for mortgage warehouse LOC from the total LHFI ALCL in the numerator and excluding the mortgage warehouse LOC from the LHFI in the denominator. Due to their low-risk profile, mortgage warehouse LOC require a disproportionately low allocation of the ALCL. (17) The accumulated other comprehensive loss primarily represents the unrealized loss, net of tax benefit, of available for sale securities and is a component of equity. (18) Floating rate loans typically reprice monthly, while variable rate loans reprice based upon the terms defined within the adjustable rate loan agreement specific to their loan contract. (19) Uses total deposits costs for the month ended August 31, 2024, as the cycle starting point. (20) Projection is based upon September 30, 2025, time deposit balances. (21) Argent investment income and limited partnership investment (loss) income are components of equity method investment (loss) income on the face of the income statement. (22) September 30, 2025, Company level ratios are estimated. (23) The diluted EPS impact is calculated using a 21% effective tax rate. The total of the diluted EPS impact of each individual line item may not equal the calculated diluted EPS impact on the total notable items due to rounding. (24) The $158,000 net loss on OREO properties for the quarter ended June 30, 2025, includes an $8,000 insurance settlement recovery that was included in noninterest income on the face of the income statement and $3,000 in repair costs that was included in noninterest expense. The $370,000 net loss on OREO properties for the nine months ended September 30, 2025, includes a $452,000 insurance settlement recovery that was included in noninterest income on the face of the income statement and a $151,000 repair cost that was included in noninterest expense. (25) The $577,000 operating expense related to strategic Optimize Origin initiatives for the quarter ended September 30, 2025, includes sub-lease income of $27,000 that was included in noninterest income on the face of the interest statement.